                                                                     EXHBIT 4.12

                                                               Right to Purchase
                                                                    3,500 Shares

                             CRAGAR INDUSTRIES, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                         CLASS B STOCK PURCHASE WARRANT
                 Void after 3:00 p.m. e.s.t., December 31, 1999

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES REPRESENTED BY THIS CERTIFICATE UNDER THE ACT AND OTHER FILINGS UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION AND OTHER FILINGS ARE NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THAT THE TRANSACTION COMPLIES WITH THE RULES AND REGULATIONS IN EFFECT THEREUNDER.

         This Warrant Certificate certifies that the bearer is entitled to purchase shares of common stock ($0.01 par value) (the "Shares") of Cragar Industries, Inc., a Delaware corporation, herein referred to as the Company. Each Warrant entitles the bearer thereof to purchase from the Company, on or after December 31, 1994 and on or before December 31, 1999, one fully-paid and nonassessable common share ($0.01 par value) of the Company at the initial exercise price of Two and 50/100 Dollars ($2.50) per share, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the exercise price at the office or agency of the Company, but only subject to the conditions set forth herein.

         No warrant may be exercised after the close of business on December 31, 1999, and to the extent not exercised by such time, all Warrants evidenced hereby shall become void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on Exhibit "A" attached hereto and such further provisions shall for all purposes have the same effect as though fully set forth.

         IN WITNESS WHEREOF, Cragar Industries, Inc., has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of his or her signature.

Dated: ___________________.

                                       CRAGAR INDUSTRIES, INC.

                                       By: Michael L. Hartzmark, President
                                           -------------------------------------
                                           Michael L. Hartzmark, President

                                       and:

                                          -------------------------------------
                                          Marianne Hartzmark, Secretary

                                   Exhibit "A"

                             CRAGAR INDUSTRIES, INC.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring December 31, 1999, to purchase not exceeding 3,500 common shares ($0.01 par value) of the Company, herein referred to as the Shares.

                     Statement of Rights of Warrant Holders

         1. Reservation of Stock. The Company covenants that, while the warrants are exercisable, it will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the delivery of stock pursuant to the exercise of this and all other similar warrants.

         2. Protection against Dilution. In any of the following events, occurring hereafter, appropriate adjustment shall be made in the number of Shares deliverable upon the exercise of this warrant or the price per Share to be paid, so as to maintain the proportionate interest of each warrant holder:
(a) recapitalization of the Company through a split-up of the outstanding shares of common stock or a combination of the outstanding shares into a lesser number;
(b) declaration of a dividend on the common stock of the Company, payable in common stock or securities convertible into common stock; (c) issuance of common stock at less than the price per Share payable upon the exercise of this warrant, or issuance of securities carrying conversion privileges or bearing stock purchase warrants for common stock at more favorable terms than provided by this warrant.

                                   EXHIBIT "A"

         3. Selective Preemptive Right. If, at any time prior to the valid exercise of this warrant by the holder hereof, the Company offers any shares of common stock or securities convertible into common stock to the common shareholders as a class for subscription, in accordance with the preemptive right of stockholders, the holder hereof shall be entitled to subscribe for the same number of shares of common stock or securities convertible into common stock as he would have been entitled to purchase had he exercised this warrant and become a stockholder.

         4. Merger. In case the Company, or any successor, shall be consolidated or merged with another company, or substantially all of its assets shall be sold to another company in exchange for stock with the view to distributing such stock to its stockholders, each Share of stock purchasable by this warrant shall be replaced for the purposes hereof by the securities or property issuable or distributable in respect of one Share of common stock of the Company, or its successors, upon such consolidation, merger, or sale, and adequate provision to that effect shall be made at the time thereof.

         5. Stockholders' Rights. Until the valid exercise of this warrant, the holder hereof shall not be entitled to any rights of a stockholder; but immediately upon the exercise of this warrant and upon payment as provided herein, the holder hereof shall be deemed a record holder of the common stock.

         6. Divisibility of Warrant. This warrant may be divided into warrants of one Share or multiples thereof, upon surrender at the office of the warrant agent.

                                   EXHIBIT "A"

         7. Fractional Warrants. Upon the exercise of this warrant, no fractions of Shares shall be issued; but fractional warrants will be delivered, entitling the holder, upon surrender with other fractional warrants aggregating one or more full Shares, to purchase such full Shares.

         8. Negotiability. Title to this warrant shall pass by delivery, in the same manner as a negotiable instrument payable to bearer. The holder hereof may be treated by the Company and all other persons as the absolute owner for all purposes and entitled to exercise this warrant or to transfer title to same.

         9. Term. This warrant shall become void unless the rights hereunder are exercised and payment made prior to 3:00 p.m., e.s.t., December 31, 1999; provided that in case of the earlier dissolution of the Company, this warrant shall become void on the date fixed for such dissolution.

                              FORM OF SUBSCRIPTION

         To: Cragar Industries, Inc. The undersigned, the owner of the within warrant, hereby irrevocably elects to exercise the purchase rights represented by this warrant for, and to purchase thereunder, ________ Shares of common stock of CRAGAR INDUSTRIES, INC., and herewith makes payment of $_____________ therefor, and requests that the certificates for such Shares be issued in the name of and be delivered to _________________________, whose address is ___________________________________ and if such Shares shall not be all of the
Shares purchasable hereunder, that a new warrant of like tenor for the balance of the Shares purchasable hereunder be delivered to the undersigned.

Date:_________________________    _______________________________

                                   EXHIBIT "A"
                                   Page 3 of 3